UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016 (March 31, 2016)

WL ROSS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-36477	46-5188282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1166 Avenue of the Americas
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 826-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth below in Item 2.03 of this Current Report on Form 8-K regarding the unsecured promissory note (the “Note”) issued by WL Ross Holding Corp. (the “Company”) to the Company’s sponsor, WL Ross Sponsor LLC (the “Sponsor”) is incorporated by reference herein, and is qualified in its entirety by reference to the Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 31, 2016, the Company issued the Note to the Sponsor that provides for the Sponsor to advance to the Company up to $750,000. Interest shall accrue at a rate of five percent (5%) per annum on any unpaid principal amount outstanding under the Note and shall compound annually.

Payment of all unpaid principal and accrued interest under the Note is due and payable in full on the first to occur of (i) the closing date of the transactions contemplated by the Agreement and Plan of Merger among the Company, Neon Holding Company LLC, Neon Acquisition Company LLC, Nexeo Solutions Holdings, LLC, TPG Accolade Delaware, L.P. and Nexeo Holdco LLC, dated as of March 21, 2016, or (ii) June 11, 2016 or such later date as is established through amendment of the Company’s Amended and Restated Certificate of Incorporation (including all amendments thereto, the “Charter”) by the Company’s stockholders to extend the time by which the Company must complete an initial Business Combination (as defined in the Charter). Funds in the Company’s trust account will not be used to repay any amounts outstanding under the Note if the Company does not complete an initial Business Combination.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

A copy of the Note is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference, and the foregoing description of the Note is qualified in its entirety by reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Promissory Note, dated March 31, 2016, issued to WL Ross Sponsor LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WL Ross Holding Corp.

Date: April 5, 2016	By:	/s/ Stephen J. Toy
	Name:	Stephen J. Toy
	Title:	Director and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note, dated March 31, 2016, issued to WL Ross Sponsor LLC.